LEASE BETWEEN

                           JON M. MALINSKI AND ARLENE
                               MALINSKI, LANDLORD

                                      AND

                              DecisionOne, TENANT

                          DATED _______________, 1997


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                                  LEASE INDEX

Section    Title                                                           Page
-------    -----                                                           ----

 1         The Premises                                                      1

 2         Base Term                                                         1

 3         Rent                                                              1

 4         Acceptance of Premises                                            2

 5         Replacement, Maintenance, Repair, Capital Replacement,
           and All Other Expenses                                            2

           a. Replacement Expenses of Landlord                               2

           b. Maintenance and Repair Expenses of Tenant                      3

           c. Capital Replacement Expenses of Tenant                         3

           d. Tenant's Approval Needed for Certain Expenses; Dispute
              Resolution                                                     3

           e. All Other Expenses                                             4

 6         Intent of Lease; Operating Expenses                               5

           a. Intent of Lease                                                5
           b. Operating Expenses                                             5

 7         Utilities                                                         5

 8         Taxes and Assessments                                             6

 9         Tenant's Improvements                                             7

10         Insurance                                                         8

           a. (1) Fire and All Risk                                          8
           b. (1) Public Liability and Property Damage                       9
              (2) Business Interruption                                      9
              (3) Content Insurance                                          9
           c. (1) Additional Insureds/Loss Payees                            9
              (2) Deductibles                                                9
              (3) Waiver of Subrogation                                     10
              (4) No Impairment of Coverage                                 10
              (5) Review of Coverage                                        10

11         Damage, Destruction, Obligation to Rebuild                       10

           a. Insurance Proceeds                                            11
           b. Abatement of Rent                                             11

12         Abatement                                                        11

13         Usage; Compliance with Laws, Etc.                                11

14         Waste; No Liens; Use; No Hazardous Materials or Uses             12

           a. No Toxics                                                     13
           b. No Storage Tanks                                              13
           c. Indemnification                                               14
           d. Asbestos                                                      14

15         Tenant Representations                                           14

           a. No Hazardous Materials                                        14

16         Landlord's Performance of Tenant's Duties                        15

           a. Performance at Tenant's Sole Expense                          15
           b. Interest on Past Due Amounts                                  15
           c. Late Charge                                                   15
           d. Purpose of Interest and Late Charge                           15

17         Notice to Mortgagee                                              16

18         Subletting and Assignment                                        16

           a.  No Release                                                   17
           b.  Acceptance of Rent or Performance                            17
           c.  No Need to Exhaust Security                                  17
           d.  Provisions to be Included in Sublease                        17
               (1) Assignment of Rents                                      17
               (2) Attornment                                               18
               (3) Consent of Landlord Required                             18
               (4) Conditions of Sublease                                   18

19         Condemnation                                                     18

20         Mutual Indemnification                                           19


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21         Inspection of Premises                                           20

22         Default                                                          20

23         Landlord's Remedies Upon Default                                 21

           a. Entry by Landlord                                             21
           b. Performance by Landlord                                       21
           c. Repossession; Damages                                         21
           d. Termination of Right of Possession                            22
           e. Suit for Specific Performance or Damages                      22
           f. Remedies are Cumulative                                       22

24         Condition of Premises on Termination                             23

25         Successors and Assigns                                           23

26         Notices                                                          24

27         No Oral Agreements                                               25

28         No Waiver                                                        25

29         Warranties of Tenant; Estoppel Certificate                       25

30         Carding                                                          26

31         Landlord and Tenant                                              26

32         Time of Essence                                                  26

33         Definition                                                       26

34         Mortgage                                                         26

35         Zoning                                                           27

36         Landlord's Consent                                               27

37         Legal Expense                                                    27

38         Title of Landlord                                                28

39         Limitations on Landlord's Liability                              28


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40         Option to Extend Lease                                           28

41         Governing Law                                                    31

42         Headings                                                         31

43         Holding Over                                                     31

44         Memorandum of Lease                                              31

45         Authority to Sign Lease                                          31

46         Invalidity                                                       31

47         Security                                                         32

48         Interpretation                                                   32

49         Assignment                                                       32

50         Tenant Improvements: Plans; Tenant Improvement
           Allowance; Possible Loan                                         32

           a. Plans                                                         32
           b. Tenant Improvement Allowance                                  32
           c. Additional Advance                                            33
           d. Tenant Draws Against the T.I. Advances                        34

51         Signage                                                          36

52         Access                                                           36

53         Satellite Dish                                                   36

54         Janitorial Services                                              36

55         Brokerage Fees                                                   36

56         Security Deposit                                                 37

57         Conversion of Warehouse                                          37

58         Execution                                                        38

Exhibit "A"  Legal Description of Leased Premises                           39

Exhibit "B"  Landlord Responsible Punchlist                                 40

                                     LEASE

     THIS LEASE, is entered into and effective as of ________ , 1997, between Jon M. Malinski and Arlene Malinski, husband and wife (hereinafter called "Landlord") and DecisionOne, a Delaware corporation (hereinafter called "Tenant").

The parties mutually agree as follows:

1. THE PREMISES.

Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by Tenant, does hereby Lease and rent unto Tenant, and Tenant hereby agrees to Lease approximately 64,480 square feet of office area and approximately 18,880 square feet of warehouse area (the "Building"), together with all other improvements including but not limited to the driveways, sidewalks, parking ramp, and lawn areas situated on the hereinafter described parcel of land (the "Land") located at 6636 Cedar Avenue South, Richfield, Minnesota 55423 and legally described on Exhibit "A" attached hereto, subject to the terms and requirements of the restrictions and easements of record.

The Land and Building together constitute the "Leased Premises" hereunder.

2. BASE TERM.

The Base Term of this Lease (the "Term") shall be eight (8) years commencing June 1, 1998 (the "Commencement Date") and ending May 31, 2006 (the "Expiration Date") unless sooner terminated pursuant to any provision hereof.

Said Commencement Date may be advanced to an earlier date upon the written approval of both Landlord and Tenant, but in no event shall the same be later than the aforementioned June 1, 1998 date. In the event of advancement, the Lease Term shall be extended to correspond to the advanced date and all provisions of this Lease (with the singular exception that there shall be no Base Rent during the advanced period) shall automatically apply to the advanced Lease Term portion. Regardless of any advancement, the Expiration Date shall remain as May 31, 2006 as aforestated.

3. RENT.

Tenant hereby covenants and agrees to pay Landlord as monthly fixed rent (hereinafter referred to as "Base Rent") for the Leased Premises during the Term the sums set forth below:


 Year                     Annual Year                    Monthly Rent
  1                       $813,816.00                     $67,818.00
  2                       $813,816.00                     $67,818.00
  3                       $813,816.00                     $67,818.00


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  4                       $813,816.00                     $67,818.00
  5                       $813,816.00                     $67,818.00
  6                       $813,816.00                     $67,818.00
  7                       $813,816.00                     $67,818.00
  8                       $829,936.00                     $69,161.33

Such Base Rent shall be payable in advance and without demand on the first day of every calendar month commencing on the Commencement Date. Base Rent shall be prorated for any partial month at the beginning or end of the Term. Tenant shall pay Base Rent and all other sums or additional rent due hereunder (collectively, "rent") to Landlord at the following address unless otherwise notified in writing by Landlord:

                        Jon M. Malinski
                        8535 230th Street East
                        Lakeville, Minnesota  55044

4. ACCEPTANCE OF PREMISES.

Landlord shall deliver the Premises free of debris, furniture and inventory and ready for Tenant construction by January 1, 1998. Landlord shall further assure that all mechanical systems shall be in good operating order. Tenant completed an inspection of the Leased Premises prior to the Commencement Date. Except for those items listed on Exhibit "B" hereto entitled "Landlord Responsible Punchlist" (hereinafter referred to as the "Punchlist Items") which were identified in the course of the inspection and which Landlord has agreed to repair and/or replace, and subject to the terms of this paragraph, Tenant accepts the Leased Premises in its condition as of the date of this Agreement. Other than the Punchlist Items and the provisions of this paragraph, Landlord shall not be liable for any visible omissions or defects. Landlord shall reasonably proceed with taking the corrective action needed to remedy the Punchlist Items.

5. REPLACEMENT, MAINTENANCE, REPAIR, CAPITAL REPLACEMENT, AND ALL OTHER
   EXPENSES.

a. Replacement Expenses of Landlord. The following expenses shall be paid by Landlord and shall not be included (i.e. "passed through" from Landlord to Tenant) as an Operating Expense:

   (1) Replacement of the roof, roof membrane, foundation, structural components, and exterior glass of the subject Building; and

   (2) Replacement of the loading docks, parking structure, parking lot surfaces, and driveway surfaces servicing the subject Building.

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b. Maintenance and Repair Expenses of Tenant. The following expenses shall be advanced by Landlord but shall be included (i.e. "passed through" from Landlord to Tenant) as an Operating Expense:

   (1) Maintenance of the roof, roof membrane, structural components, foundation, and exterior glass of the subject Building;

   (2) Maintenance of the loading docks, parking structure, parking lot surfaces, and driveway surfaces servicing the subject Building;

   (3) All repair expenses of any heating, ventilation, air conditioning, electrical, plumbing, or any other building system appliance, attachment, equipment, line, accessory, or fixture servicing the subject Building or Premises.

Upon advancement of any maintenance or repair expense set forth in this paragraph b by Landlord, Landlord shall submit notification of the same to Tenant and Tenant shall immediately reimburse Landlord for the same.

c. Capital Replacement Expenses of Tenant. The following capital replacement expenses shall be advanced by Landlord but shall be included (i.e. "passed through" from Landlord to Tenant) as an Operating Expense:

   (1) All capital replacement expenses for the replacement of any heating, ventilation, air conditioning, electrical, plumbing, or any other building system appliance, attachment, equipment, line, accessory, or fixture servicing the subject Building or Premises.

Upon advancement of any replacement expense set forth in this paragraph c by Landlord, Landlord shall submit notification of the same to Tenant and shall further indicate the time period over which the useful life of the item for which the respective expense has been incurred will be capitalized, and, thereafter, commencing with the next monthly base rental payment, and continuing on a monthly basis thereafter, Tenant shall pay to Landlord as an additional Operating Expense that sum needed to pay such replacement expense in equal monthly installments amortized over the stated respective useful life for the expense in question.

d. Tenants Approval Needed for Certain Expenses; Dispute Resolution. All expenses referred to in the preceding paragraphs b and c shall require Tenants prior written approval (except for emergency such repairs wherein no such approval shall be needed), which such approval shall not be unreasonably withheld. Within one week of a request from Landlord for the same, Tenant shall provide its such approval or provide its written reasoning as to why the approval is being denied. In the event of a dispute between Landlord and Tenant concerning whether Landlord shall be entitled to charge Tenant for the particular expense in question in accordance with paragraph b or c above, or of a dispute as to whether the respective expense constitutes a maintenance or repair expense (paragraph b above) or a capital replacement expense (paragraph c above), or of a dispute as to the useful life time period as referred to at paragraph c above, the same shall be immediately resolved by the decision of any engineer mutually approved by Landlord and Tenant whose decision shall be binding and controlling. If Landlord and Tenant cannot mutually agree to such an engineer within seven days, then each party shall select an engineer and said two engineers shall select the third "ruling" engineer whose decision shall be binding and controlling. Any such decision to be made by such engineer shall be governed by the principle that the subject Building and Premises constitute a first class, highly maintained, modern professional office building and that all reasonable and prudent maintenance, repair, and replacement measures should be taken so as to maintain said building in such a condition at all times. The costs for the engineer making the decision shall be borne equally by Landlord and Tenant.

e. All Other Expenses. Except as controlled by the provisions of paragraphs a, b, and c above, Tenant agrees at its expense (and Landlord shall have no obligation) to keep and maintain the entire Leased Premises, both Building and Land, in a first class professional office building status, order, condition and repair, including but not limited to maintenance and repair of all components, parts, fixtures and equipment, mowing, watering, fertilizing, trimming and maintaining lawns and plantings, winterizing and maintaining of lawn and planting sprinkler systems, mowing of lawns, care of plantings, striping of walkways, driveways and parking areas, removal of snow and ice from the Premises and adjacent public sidewalks, removal of trash, maintenance of utility lines and exterior lighting, painting of interior and exterior portions of the Building and other improvements, replacing of wallpapering or other wall covering, and replacing of carpeting or other floor coverings. Tenant must make all such repairs, corrections, improvements or alterations, and perform all such maintenance, necessitated by age, Tenant's use, the elements or required pursuant to governmental order or mandate. Tenant's requirement to so maintain, replace, correct, improve, alter, repair, redecorate and paint shall be such that Tenant at all times during the effective period of this Lease maintains the physical condition of the entire Leased Premises in all manners in a condition equivalent to that which existed as of the Commencement Date of this Lease.

Tenant shall retain at Tenant's expense a professional party or parties acceptable to both Landlord and Tenant to professionally maintain at a frequency in keeping with the standard of the system in question, the elevator, heating, electrical, air conditioning, plumbing, and other mechanical systems servicing the Leased Premises. Records of such maintenance shall be kept by Tenant and the same shall be made available for copying at all reasonable times by Landlord.

If Tenant fails to perform its obligations under this Section 5, or under any other provision of this Lease, Landlord may at its option (but shall not be required to) enter upon the Leased Premises after thirty (30) days prior written notice to Tenant (except in the case of any emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof, together with

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interest at two percent (2%) per annum over the "Prime Rate" established by the
Wall Street Journal (or if the Wall Street Journal no longer publishes its Prime Rate, then the Prime Rate announced by Norwest Bank Minnesota, N.A.) on the date of invoice from Landlord to Tenant (but in no event more than the maximum rate then allowed by law) (the "Default Rate") shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

6. INTENT OF LEASE; OPERATING EXPENSES.

a. Intent of Lease. It is the intention of this Lease and the agreement of the parties that Landlord shall receive the rent set forth in Section 3 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Leased Premises with the exception of certain expenses referred to at Section 5 above.

b. Operating Expenses. In addition to the Base Rent to be paid pursuant to
Section 3, Tenant shall pay all impositions, insurance premiums, operating charges, maintenance and repair expenses, capital replacement expenses, construction costs, other charges, and all other expenses which are Tenant's responsibility to pay in accordance with this Lease, all of the same collectively referred to as "Operating Expenses". One-twelfth of such Operating Expenses shall be paid by Tenant to Landlord on a monthly basis in advance based on Landlord's estimates of the same. Annually, Landlord shall provide a statement of such actual Operating Expenses and Tenant shall pay any shortfall within fifteen (15) days of the receipt of notice of the same, or, receive a credit in the ensuing Base Rent for any overage, as the case may be. Such impositions, premiums, costs, charges, and expenses shall constitute additional rent, and upon the failure of Tenant to pay any of the same including, without limitation, maintenance and repair, capital replacement, and other expenses pursuant to Section 5 b, c, and e, utilities pursuant to Section 7, taxes and assessments pursuant to Section 8, insurance pursuant to Section 10, and tenant improvements pursuant to Section 50, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent including but not limited to the remedies provided in Section 5 e hereof relating to Landlords right (but not obligation) to perform Tenant's obligations hereunder. It is the intention of the parties except as expressly provided herein that this Lease shall not be terminable for any reason by Tenant, and that Tenant shall in no event be entitled to any abatement of, or reduction in, rent payable under this Lease, except as otherwise expressly provided herein. Any present or future law to the contrary shall not alter this agreement of the parties.

7. UTILITIES.

Tenant shall pay on time and hold Landlord free and harmless from all bills or assessments for light, heat, water, gas, electric, telephone, sewer rentals or charges, and any other expenses arising out of or incidental to the occupancy of said Building and Leased Premises. No full or partial utility deprivation including, but not limited to, blackout, brownout, or rationing shall give rise to any abatement of rent nor give rise to any right of Tenant to offset rent or to terminate this Lease. Tenant shall provide verification of such payment within ten (10) days of a request from Landlord for the same.



8. TAXES AND ASSESSMENTS.

As additional rent, Tenant agrees and covenants to pay directly to the proper governmental agency, on or before the date each installment becomes due and payable, an amount equal to all "Real Property Taxes" including but not limited to (i) the ad valorem or property taxes [covered below], and all other taxes including commercial rental taxes and other similar taxes levied against the Leased Premises, excepting income taxes, which become due and payable during the Term of this Lease, and (ii) all installments of general, special, ordinary or extraordinary assessments including interest, if any. Any special assessment against the Leased Premises shall be amortized over the useful life of the improvement represented by said assessment, so that Tenant pays for only that portion of the useful life of the improvement which corresponds to the Term of the Lease and any extensions thereof. Landlord shall have the obligation to, if possible, (i) have a copy of the tax bills mailed directly to Tenant by the proper governmental agency; and (ii) for the first and last lease year of the Term hereof, furnish an apportionment between Landlord and Tenant based on the number of days of Tenant's first or last lease year, as the case may be, which fall within the then current calendar year. Tenant may, in good faith and in a lawful manner and upon giving thirty (30) days prior written notice to Landlord of its intention so to do, contest in Landlord's name any tax assessment or charge against the Leased Premises, but all costs and expenses incidental to such contest shall be paid by Tenant, and in case of an adjudication adverse to Tenant, then Tenant shall promptly pay such tax, assessment or charge including penalties or late charges, if any. Tenant shall indemnify and save Landlord harmless against any loss or damage arising from such contest and shall, if necessary to prevent a sale or other loss or damage to Landlord, pay such tax, assessment or charge under protest and take such other steps as may be necessary to prevent any sale or loss. Tenant agrees, if requested by Landlord or Landlord's lender, to pay on a monthly basis in advance its estimated share of Real Property Taxes into an interest bearing escrow account.

Tenant shall promptly furnish Landlord with satisfactory evidence that all taxes have been paid. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay in full such amount to Landlord with Tenant's next rent installment together with interest at the Default Rate. As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fees, commercial rental tax, including without limitation, sales, use, gross receipts or value added taxes levied on the rent payable hereunder, improvement bond or other bonds, including statutory interest, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Leased Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Leased Premises or in the real property of which the Leased Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Leased Premises. The term "Real Property Tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge included within the definition of "Real Property Tax", or
(ii) the nature of which was previously included within the definition of "Real Property Tax", or (iii) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Leased Premises or which is added to a tax or charge included within the definition of "Real Property Tax" by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenants property.

9. TENANTS IMPROVEMENTS.

Subject to the terms of any Underlying Mortgage (as defined in Section 34 hereof), any structural alterations or improvements or any non-structural improvements or alterations costing more than Twenty Thousand and No/100 Dollars ($20,000.00) shall require Landlord's written consent, which consent shall not be unreasonably withheld. Landlord's consent shall be automatically granted if Landlord does not respond to Tenant's request within ten (10) days after notice and submission of preliminary plans and specifications from Tenant. Subject to the preceding sentence and the terms of any Underlying Mortgage, during the full Term of this Lease, Tenant shall have the right, at any time during the term of this Lease, and from time to time, at its own cost and sole expense and liability, to place or install within the Leased Premises, such nonstructural leasehold improvements not exceeding $20,000.00 as it shall desire. Unless expressly released by Landlord in writing, all such improvements shall be and remain, at the time of expiration or other termination of this Lease, the property of Landlord without payment or offset unless such improvements are not attached to the Premises, excluding signage and other equipment specific to Tenant's business whether or not attached to the building, as long as the equipment can be removed without damage to the Building. No such installation or construction by Tenant shall violate any lawful rule or regulation, plan or zoning construction or other law, ordinance or regulation applicable thereto, and all alterations and improvements shall be done and performed in good and workmanlike manner and blend architecturally with the existing design and style of the balance of the subject Building or other improvement being altered and shall not diminish the value of the subject Building or other improvement as of the date of the commencement of the subject improvement. All costs of any such improvements shall be paid by Tenant and Tenant shall allow no liens for labor or materials to attach to the Leased Premises by virtue thereof.

Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in, on or about the Leased Premises and Landlord shall have the right to post notices of non-responsibility in or on the Leased Premises as provided by law. Landlord may require that Tenant remove any or all alterations, improvements or additions made by Tenant to the Leased Premises at the expiration of the Term and restore the Leased Premises to its prior condition, only if not previously approved by Landlord in writing.

If Landlord shall consent to the alterations, improvements and additions or approve of the drawings and specifications, as the case may be, the consent or approval shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of said permit in a prompt and expeditious manner. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at, or for use in the Leased Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Leased Premises or any interest therein.

10. INSURANCE.

a. Landlord agrees to provide and keep in force during the term of the Lease the following insurance coverage, the cost and expense of which shall be passed through in full to Tenant and paid, as an Operating Expense, in equal monthly installments. If Landlord fails to maintain this insurance, Tenant may pay the premiums directly.

   (1) Fire and All Risk. Fire and all risk insurance in an amount not less than the Full Insurable Value (defined below) of the Building and improvements on the Land and/or constructed or maintained in conjunction with the Building, and to keep such insurance in full force and effect for and during the time any Building or improvement is located on the Leased Premises during the Term of this Lease. The coverage shall include all risks commonly insured for properties similar to the Leased Premises in the metropolitan area in the Minneapolis, St. Paul area, including insurance against damage caused by earthquake, flood, hurricane, tornado, windstorm, and other disasters (Disaster Insurance) in such areas where such natural disasters are reasonably expected to occur. For the purpose hereof, "Full Insurable Value" shall mean the replacement cost of the Building and such improvements without allowance for depreciation but excluding, except where covered by Disaster Insurance, footings, foundations, and other portions of improvements which are customarily not insurable. Such policy or policies shall contain a standard mortgagee clause providing for payment of proceeds to any mortgagee or deed of trust holder of the Leased Premises ("Landlord's Lender"), as its interest may appear.

b. Tenant agrees to provide and keep in force during the term of this Lease and at its own cost and expense the following insurance coverage:

   (1) Public Liability and Property Damage. Public liability and property damage insurance with limits of not less than One Million and No/100 ($1,000,000.00) for injury and death to any one person, and Two Million and No/100 ($2,000,000.00) for injury or death in any one accident or occurrence per location including property damage, insuring Landlord and Tenant, and with a cross-liability endorsement covering claims by an insured against another insured.

   (2) Business Interruption. Business interruption insurance covering all revenues related to the Leased Premises for a minimum of six (6) months.

   (3) Content Insurance. Content insurance insuring Tenants trade fixtures, equipment, inventory, work in process, and other personal property located in or at the leased premises against all losses, including but not limited to, fire, windstorm, vandalism and theft. Landlord in no event shall be responsible for losses to the same.

c. The insurance referred to in this paragraph 10 shall comply with the following requirements:

(1) Additional Insureds/Loss Payees. Each policy shall name Landlord and Landlord's Lender, if any, as Additional Insureds and/or Loss Payees, as their interests may appear, and shall contain a covenant that should such policies be canceled, assigned or materially changed during the policy period, the insurer will mail a notice thereof to Landlord, and Landlord's Lender, if any, at least thirty (30) days in advance. Certificates of insurance evidencing the existence and amounts of such insurance, shall be delivered to Landlord by Tenant prior to Tenants occupancy of any portion of the Leased Premises. No such policy shall be cancelable except after thirty (30) days written notice to Landlord. Tenant shall, prior to the expiration of any such policy, furnish Landlord, and Landlord's Lender with renewals or "binders" thereof together with evidence of the payment of premiums therefor, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be paid by Tenant upon demand. The insurance, as to the interest of Lender therein, shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Leased Premises, nor by any foreclosure or any other proceedings or notices thereof relating to the Leased Premises, nor by any change in the title or ownership of the Leased Premises nor by occupancy of the Leased Premises for purposes more hazardous than are permitted by such policy.

(2) Deductibles. Subject to the requirements of any Covenant and Mortgage Insurance, the fire and all risk coverage specified herein shall have a deductible no greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00). The public liability and property damage coverage specified herein shall have a deductible no greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00). Tenant shall be liable for any deductible amount. The policies of insurance required to be carried by Tenant shall be primary and not in excess of any other insurance available to Landlord. It shall be the responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the polices required under this Lease. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section 10 shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

   (3) Waiver of Subrogation. To the extent such waivers are permitted by insurance carriers, Landlord and Tenant waive their respective right of recovery against the other and the officers, employees, agents and representatives of such other party for any direct or consequential damage to the property of the other including its interest in the Leased Premises by fire or other casualty to the extent such damage is insured against under a policy or policies of insurance to be maintained hereunder. Each such insurance policy carried by either Landlord or Tenant shall include a waiver of the insurer's rights of subrogration. Such waiver shall in no way be construed or interpreted to limit or restrict any waiver made by Tenant under the terms of this Lease.

   (4) No Impairment of Coverage. Tenant shall not carry any stock of goods or do anything in or about the Leased Premises which will impair or invalidate the obligation of any policy of insurance on or in reference to the Leased Premises or the Building. Landlord shall have the right to require that the amount or types of insurance coverages required of Tenant hereunder be adjusted from time to time to reflect insurance customarily required for similar properties in the St. Paul and Minneapolis, Minnesota area in which the Land is located. Insurance coverages shall be written by an insurance company or companies licensed to do business in the State of Minnesota.

   (5) Review of Coverage. Landlord and Tenant agree to review the insurance coverages provided herein at least once every five (5) years and to increase the limits, if necessary, in accordance with reasonable commercial standards.

11. DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD.

If the Leased Premises are totally or partially damaged or destroyed by storm, fire, lightning, earthquake, or from any other cause whatsoever, during the Term of this Lease whether or not such damage or destruction is covered by any insurance required to be maintained under Section 10 hereof, then, subject to the terms of any Underlying Mortgage, Landlord shall repair, restore and rebuild the premises in accordance with applicable building and zoning codes at the time of rebuilding to substantially the same condition immediately prior to such damages or destruction and this Lease shall remain in full force and effect, provided, however, that Landlord shall have the right, with the consent of Tenant (which shall not be unreasonably withheld) to replace the Leased Premises with a different structure so long as (a) the value of the Leased Premises with such new structure is no less than the value of the Leased Premises immediately prior to the date of casualty and no less than the square footage shown in
Article 1 of this Lease, and (b) the new structure can be built and occupied under the then applicable laws, codes, ordinances, and zoning restrictions. Such repair, restoration and rebuilding (all of which are herein called "repair") shall be commenced within a reasonable time however no more than sixty (60) days after such damage or destruction has occurred and permits necessary to authorize such rebuilding have been issued following reasonable pursuit of such permits by Landlord, and shall be diligently pursued to completion.

If, however, the destruction, whether partial or total, is such that Tenant's telecommunications equipment and/or system is not operational and such damage cannot substantially be repaired within thirty (30) days, Tenant may elect to terminate this Lease as of the date of destruction.

a. Insurance Proceeds. Subject to the terms of any Underlying Mortgage, the proceeds of any insurance maintained under Section 10 (a) hereof shall be made available to Landlord for payment of costs and expense of repair.

b. Abatement of Rent. Notwithstanding the partial or total destruction of the premises and any part thereof, and not withstanding whether the casualty is insured or not, there shall be no abatement of rent or of any other obligation of Tenant hereunder including, without limitation, payment of Operating Expenses, insurance premiums and Real Property Taxes, by reason of such damage or destruction unless the Lease is terminated by virtue of another provision of this Lease, or such destruction is the result of Landlord's negligence.

12. ABATEMENT.

Except only as provided in Section 19 (Condemnation), the Tenants obligations to pay rent and to perform all of the other covenants and agreements which Tenant is bound to perform under the terms of this Lease shall not terminate, abate, or be diminished during any period that the Leased Premises or any part thereof are untenantable regardless of the cause of such untenantability unless such untenantability was created by Landlord's negligence.

13. USAGE; COMPLIANCE WITH LAWS, ETC.

Tenant shall use the Leased Premises for general office, computer repair, and computer storage purposes, and for no other purpose. In the use and occupancy of the Leased Premises, and in the conduct of its business and activities, Tenant shall at its own cost and expense secure and maintain all necessary licenses and permits required for the conduct of its business. Tenant shall not use the

Leased Premises or permit anything to be done in or about the Leased Premises which will in any way conflict with any zoning requirement, law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense comply with all laws, statutes, ordinances and governmental rules, regulations or requirements of any board of fire underwriters (including all modifications and improvements required thereby) now in force or which may hereafter be in force relating to or affecting the condition, use or occupancy of the Leased Premises, including without limitations the Americans with Disabilities Act. Tenant shall observe all plat and deed restrictions of record. Without limiting the generality of the foregoing, Tenant will not generate, store, bury, discharge or release on or from the Leased Premises any hazardous substances or waste in a manner which would give rise to penalty or liability under the Resources Conservation Recovery Act 42 U.S.C. 6901 et seq., or any other federal, state or local law.

Landlord warrants that the presently existing exterior entrances to the Building are in compliance with all presently existing code or other building requirements.

Upon ten (10) days' notice, Tenant shall provide Landlord with copies of all documents and information evidencing Tenant's compliance with any laws, ordinances, orders, rules and regulations requested by Landlord.

14. WASTE; NO LIENS; USE; NO HAZARDOUS MATERIALS OR USES.

Except as to liens arising as a result of work performed by or at the direction of Landlord, which shall be the sole responsibility of Landlord, Tenant agrees that during the Term hereof it shall not do or suffer any waste to the Land, Building or Leased Premises, or cause, suffer or permit any liens to attach to or to exist against the Land, Building or Leased Premises by reason of any act or omission of Tenant or person claiming through Tenant or by reason of its failure to perform any act required of it hereunder. Tenant agrees to save and hold harmless Landlord from and against any such lien(s) or claims of lien(s). Provided, however, Tenant shall not be required to pay or discharge any lien against the Leased Premises so long as Tenant has given Landlord notice of its intent to contest such lien and Tenant is in good faith contesting the validity or amount thereof and has given to Landlord such security as Landlord has reasonably requested to assure payment of such lien and to prevent the sale, foreclosure or forfeiture of the Land, Building or Leased Premises by reason of non-payment. In the event that any lien does so attach, and is not released within thirty (30) days after written notice to Tenant thereof or if Tenant has not indemnified Landlord against such lien within said thirty (30) day period, Landlord, in its sole discretion, may pay and discharge the same and relieve the Leased Premises therefrom, and Tenant agrees to repay and reimburse Landlord as additional rent upon demand for the amount so paid by Landlord. The existence of any mechanic's, laborer's, materialmen's, supplier's or vendor's lien, or any right in respect thereof, shall not constitute a violation of this paragraph if payment is not yet due and payable upon the contract or for the goods or services in respect of which any such lien has arisen. On final determination of the lien or claim of lien Tenant will immediately pay any judgment rendered, and all costs and charges, and shall cause the lien to be released or satisfied.

Tenant shall not permit the Leased Premises to be used for (a) illegal purposes; or (b) uses that are dangerous to the Leased Premises or to the public; or (c) an adult bookstore, or an adult amusement facility. Tenant will not use or permit the use of the land, Building or Leased Premises in any manner which would result or would with the passage of time result in the creation of any easement or prescriptive right. Tenant shall not use or occupy the Leased Premises, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder, or which would cause structural injury to the improvements or cause the value or usefulness of the Leased Premises, or any portion thereof, to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

During any period of time in excess of seventy-two (72) hours when the Building is not open for business, Tenant shall take appropriate security and safety measures to reasonably guard the Leased Premises from damage, vandalism, and the deposit of refuse or waste in or about the Leased Premises and to reasonably protect persons in or about the Leased Premises from death and personal injury. During such periods of time, Tenant shall submit to Landlord, at least quarterly, a report of such safety and security measures that have been taken by Tenant, confirming that Tenant has inspected the Leased Premises and reporting the condition of the Leased Premises and any damage to the Leased Premises or any personal injuries known to Tenant that have occurred in or about the Leased Premises.

a. No Toxics. Tenant hereby represents and warrants that Tenant shall not install any asbestos containing materials or equipment containing polychlorinated biphenyl, or any Hazardous Materials (as defined in Section 15(a) hereof) in amounts in excess of those prescribed by law, in the Leased Premises.

b. No Storage Tanks. Tenant shall not install any storage tanks (either above-ground or underground) for gasoline or any other substances on the Leased Premises at any time during Tenant's possession and/or occupancy hereof without prior written approval from Landlord. Upon the termination of this Lease, or sooner if required by law, Tenant shall, if installed or introduced by Tenant, remove and/or remediate any Hazardous Materials and contaminated soil or ground water, if any, at Tenants sole cost and expense, which may then be present upon the Land.

c. Indemnification. Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord and Landlord's Lender, if any, and Landlord's and Landlord's Lender's employees, agents and representatives from and against any and all loss, damage or liability including, without limitation, (i) all damages, directly or indirectly arising out of Tenant's use, generation, storage, transportation, treatment, release, threatened release or disposal of Hazardous Materials upon the Land, including diminution in value of the Leased Premises; and (ii) the cost of any required or necessary repair, remediation, cleanup or detoxification and the preparation of any closure or other required plans or reports, to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, transportation, release, or disposal of Hazardous materials by Tenant or any of Tenant's agents, employees, contractors or invitees during the Term of the Lease. This agreement to indemnify, defend, protect and hold harmless Landlord and Landlord's Lender (if any) shall be in addition to any other obligations or liabilities Tenant may have to Landlord or Landlord's Lender, if any, at common law under all statutes and ordinances or otherwise and shall survive the termination of the Lease to the extent of acts or omissions of Tenant occurring prior to the termination of the Lease.

d. Asbestos. Landlord warrants that no asbestos containing materials currently exist within the Lease Premises to the best of Landlord's knowledge.

15. TENANT REPRESENTATIONS.

Tenant acknowledges, represents, and warrants to Landlord and Landlord's successors and assigns that:

a. No Hazardous Materials. Tenant shall not conduct, nor permit, any Hazardous Materials to be used, generated, manufactured, stored, or disposed of on, under or about the Leased Premises during the Term without the prior written approval of Landlord. The term "Hazardous Materials" as used in this Lease shall include, but not be limited to, any flammable materials, explosives, radioactive materials, hazardous or toxic substances which are or become regulated by any local governmental authority, the state in which the Land is located or the United States Government or which would require removal, treatment or other remedial action. The term "Hazardous Materials" includes, without limitation, any material or substance which is (i) listed or defined as a "hazardous waste" or "hazardous substance", or the like, under any municipal, state or federal law, code or other regulation; (ii) defined as "hazardous substances", "hazardous materials", or "toxic substances", in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq., The Hazardous Materials Transportation Act 49 U.S.C. 1801, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq.,; (iii) petroleum products; (iv) asbestos; (v) polychlorinatedbiphenyl; (vi) designated as a "hazardous substance" pursuant to Section 3.11 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317); (vii) any substance which is subject to the reporting requirements of the Federal Emergency Planning and Community Right-to-Know Act; (viii) defined as a "hazardous substance" pursuant to the Toxic Substances Control Act, 15 U.S.C. ss. 2601; or (ix) any substance which contaminates soil or ground water and causes degradation of the soil and/or water to the extent that mitigation methods are needed to restore the soil or water to its natural state;

16. LANDLORDS PERFORMANCE OF TENANTS DUTIES.

a. Performance at Tenant's Sole Expense. If Tenant should default in the performance of any covenant or agreement which are outlined herein on its part to be performed by virtue of any provision of this Lease, Landlord may, after thirty (30) days' notice in the case of default in the payment of rent, additional rent or other monetary defaults, or after thirty (30) days' notice in the case of non-monetary defaults (or, in the case of emergencies, reasonable attempts at prior notice), perform the same for the account of Tenant, and Tenant hereby authorizes Landlord to come upon the Leased Premises for such purposes and while on the Leased Premises to do all things reasonably necessary to accomplish the correction of such default. If Landlord, at any time, is compelled to pay or elects to pay any sum of money by reason of the failure of Tenant, after thirty (30) days notice, to comply with any provision of this Lease, or if Landlord is compelled to incur any expense, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with all interest, costs and damages including any loss of rent, shall be deemed to be additional rent hereunder which shall be due and payable forthwith.

b. Interest on Past Due Amounts. Any amount due from Tenant to Landlord which is not paid within ten (10) days after receipt by Tenant of Landlord's written notice that said amount is past due shall bear interest at the Default Rate from the date that such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

c. Late Charge. In the event Tenant is more than ten (10) days late in paying any installment of rent due under this Lease, Tenant shall pay to Landlord a late charge equal to ten (10%) percent of the installment in question. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but that the payment of such late charge shall not excuse or cure any default by Tenant under this Lease.

d. Purpose of Interest and Late Charge. The parties agree that the payment of a late charge and the payment of interest provided for in this Section 16 are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expenses incurred by Landlord in handling and processing delinquent payments, but excluding attorneys' fee and attorneys' costs incurred with respect to such delinquent payments.

17. NOTICE TO MORTGAGEE.

So long as there remains of record a mortgage or mortgages of Landlord's interest in the property, and Tenant has been given written notice of the identity and address of such mortgagee(s), upon request by Landlord Tenant shall use reasonable effort to give a duplicate notice of each notice sent to Landlord to such mortgagee. Failure to give notice to such a mortgagee shall not invalidate the Tenant's notice to Landlord or expose Tenant to liability to such a mortgagee. Tenant agrees that if in any notice to Landlord the performance of some act is required or compliance with some provision hereof is requested and Landlord does not, within the allotted time, perform such act or comply with such provision, then such a mortgagee shall have thirty (30) days after mortgagee's receipt of such notice in which to perform such act or comply with such provision for and on behalf of Landlord, and Tenant shall have no right to take action otherwise permitted it, or to terminate this Lease, if the mortgagee shall perform and comply within said thirty (30) days. In the event the act or thing to be complied with within said thirty (30) day period cannot by its nature reasonably be completed within such period, such mortgagee shall be deemed to have complied therewith in the event it commenced the performance of compliance within said thirty (30) day period and after it completes the same with due diligence. The granting to the mortgagee of additional time in which to comply shall not be deemed in any manner to release or relieve Landlord from the obligations of Landlord under this Lease. The said mortgagee is hereby authorized to enter upon the Leased Premises following reasonable notice to Tenant and while thereon to do anything necessary to correct such default. For purposes of this Lease any reference to a mortgage or mortgagee shall include references to deeds of trust and beneficiaries thereof.

18. SUBLETTING AND ASSIGNMENT.

Provided that Tenant shall remain liable under all of the terms and conditions of this Lease for the full remainder of the Term and any extensions thereof, Tenant shall have the right to assign or sublet the Premises, in whole or in part, with the consent of the Landlord, which consent shall not be unreasonably withheld or delayed, provided that the usage of the Building and Land is consistent with the provisions herein. Transfers in connection with a public offering shall not be deemed an assignment of this Lease. Tenant shall have the right to assign this Lease, or to sublet the Leased Premises, to any of Tenant's affiliates, subsidiaries or parent corporation(s). A change of ownership of fifty-one (51%) percent or more of the stock of Tenant shall not be considered an assignment if it occurs in connection with a bona fide merger or acquisition or change in the state of incorporation of Tenant. At least thirty (30) days prior to commencement of any sublease or assignment, and as a condition thereof, Tenant shall furnish to Landlord (for Landlord's review of the same for compliance with the terms of this Lease) a copy of the fully executed sublease or assignment document.

Tenant shall retain fifty (50%) percent of any subleasing profits, said fifty (50%) percent to be determined after all costs to sublease, including but not limited to the costs of the making of leasehold improvements and the payment of subleasing commissions, have been netted out of the sub-rents collected. The balance of said fifty (50%) percent profits shall belong to Landlord.

a. No Release. No assignment or subletting of any form shall serve to release Tenant of any obligations hereunder or alter the primary liability of Tenant for the payment of rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease, whether or not the sublessee or assignee has attorned to the Landlord.

b. Acceptance of Rent or Performance. Landlord may accept any rent or performance of Tenant's obligations from any person other than Tenant and such acceptance of any rent or performance shall not constitute a waiver or estoppel of Landlord's rights to exercise its remedies for the default or breach by Tenant of any of the terms, covenants or conditions of this Lease.

c. No Need to Exhaust Security. In the event of any default or breach of Tenant's obligations under this Lease, Landlord may proceed directly against Tenant, or anyone else responsible for the performance of Tenant's obligations under this Lease, including the sublessee or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor, or any security held by Landlord or Tenant.

d. Provisions to be Included in Sublease. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Leased Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein.

   (1) Assignment of Rents. Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rents and income arising from any sublease of all or a portion of the Leased Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply the same toward Tenant's obligation under this Lease; provided, however, that except during any period in which a breach has occurred in the performance of Tenants obligations under this Lease, and remains uncured Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall pay to Tenant any portion of such rents, collected from any sublessee that exceed the rental and other monetary obligations then due from Tenant under the Lease, Landlord shall not, by reason of this assignment of rents or any other assignment of sublease to Landlord, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of the Tenant's obligations to such sublessee under such sublease. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default

                                 [MISSING COPY]






performance of its obligations under this Lease, and a resulting termination of Lease by Landlord, Landlord, at its option and without any obligation to do so, may require any sublessee to attorn (i.e., agree to become tenant to a new owner or landlord of the same property) to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior defaults or breaches of such sublessee under such sublease.

   (3) Consent of Landlord Required. Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Landlord herein, if Landlords consent is required under this Lease.

   (4) Conditions of Sublease. Each sublease shall provide that (i) it is subject and subordinate to this Lease and any Underlying Mortgage (defined in Section 34 below); (ii) Landlord may enforce the provisions of the sublease, including collection of rent; (iii) if this Lease is terminated for any reason, Landlord may, at its option, either (A) terminate the sublease, or (B) take over all of the rights and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord; and (iv) any notices to be given to Tenant, as sublessor, by the sublessee shall simultaneously be given to Landlord. If Landlord elects to take over the rights and interest of Tenant, Landlord shall not (1) be liable for any previous act or omission of Tenant under the sublease; (2) be subject to any defense or offset in favor of the sublessee against Tenant; or (3) be bound by any modification to the sublease made without Landlords written consent or by any prepayment by sublessee of more than one months rent.

19. CONDEMNATION.

In the event all of the Leased Premises, or such portion thereof as will make the Leased Premises unusable for the purposes of Tenant, be condemned by any legally constituted authority for any public use or purpose, then in either of said events, the Term hereby granted shall cease, at the option of either Landlord or Tenant on thirty (30) days written notice from the time when possession thereof is taken by said public authorities, and rent shall be accounted for as between landlord and Tenant as of that date. Said termination, however, shall be without prejudice to the rights of either Landlord or Tenant, or both, to recover compensation and damage caused by condemnation from the condemnor, except: (i) Tenant shall have no rights for the value of its leasehold; and (ii) neither Tenant nor Landlord shall have any rights in any separate award made to the other party by the condemnor. In the event less than all of the Leased Premises is taken or condemned for a public or quasi-public use and the portion of the Leased Premises which is not taken may be reasonably suitable for the purposes of Tenant by repair or restoration, and will not materially affect Tenant's business, this Lease will not terminate. Landlord shall, in such event, subject to the terms of any Underlying Mortgage (as defined in Section 34 hereof) promptly commence and diligently complete the repair and restoration of the Leased Premises so that upon completion the Building will constitute a complete architectural unit with an appearance, character and commercial value as nearly as possible equal to the value of the Building immediately prior to the taking, provided however, Landlord shall have no obligation to expend more on reconstruction than the net amount of a condemnation award or received by way of settlement in lieu thereof or make a repair or restoration if the estimated cost thereof would reduce the Landlord's award. There shall be an abatement of annual Base Rent after such taking which shall be equal to the percentage of total area of the Building after the taking and Landlord's restoration thereof as relates to the total area of the Building immediately prior to said taking thereunder, to the termination of this Lease.


20. MUTUAL INDEMNIFICATION.

Each party ("Indemnifying Party") agrees to indemnify and save harmless the other ("Indemnified Party") against and from any and all of the following if not covered by the insurance to be maintained pursuant to Section 10 hereof: claims by and on behalf of any persons, firms or corporations, arising from the conduct or management of, from any work or thing whatsoever done by or on behalf of the Indemnified Party in or about, of its activities upon or (in the case of Tenant) occupancy, the Leased Premises during the Term of this Lease, and will further indemnify and save the Indemnified Party harmless against and from any and all claims arising from any breach or default on the part of the Indemnifying Party in the performance of any covenant or agreement on the part of such Indemnifying Party to be performed pursuant to the terms of this Lease, or from any violation or failure to comply with any law, ordinance or regulation, or from any act or negligence of such Indemnifying Party, or any of its agents, contractors, servants, employees, licensees, or invitees or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation, occurring during the Term of this Lease, in or about the Leased Premises, or upon or under the sidewalks and the land adjacent thereto, and from and against all costs, reasonable and necessary counsel fees, expense and liabilities incurred in or about any such claim or action or proceeding brought thereon, and in case any action or proceeding is brought against the Indemnified Party by reason of any such claim, the Indemnifying Party upon notice from the Indemnified Party covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to the Indemnified party. Landlord's liability is limited to

Landlords interest in the Leased Premises and will be canceled automatically upon any failure by Tenant to maintain in full force and effect (for such period as Tenant has failed to maintain such insurance) all insurance required to be furnished by Tenant under the provisions of this Lease. Each party hereto waives indemnification rights to the extent such party receives the proceeds of insurance.

21. INSPECTION OF PREMISES.

Tenant agrees to permit Landlord and any mortgagee of the Leased Premises, and their agents, to inspect the Leased Premises at all reasonable times, and to come upon the Leased Premises if necessary to perform any act which Tenant has failed to perform, as provided elsewhere in this Lease. Tenant shall be given reasonable prior notice of any such entry (except in the case of emergency) and any such entry shall be undertaken in a manner that reasonably minimizes interference with Tenant's use and operations and Tenant shall have the right to have one or more of its employees present during such inspection.

22. DEFAULT.


Tenant shall be in default under this Lease if one or more of the following events (herein called "Defaults") shall happen and be continuing, namely:

a. Failure to make the punctual payment of any rent, additional rent or other monetary payment herein agreed to be paid and such failure shall continue for a period of ten (10) days after written notice is given by Landlord to Tenant of such failure;

b. Tenant shall have filed a petition in bankruptcy or prayed for any relief under the Federal Bankruptcy Law or made an assignment for the benefit of creditors or consent to the entry of an order for relief in involuntary bankruptcy;

c. An attachment or execution shall have been levied upon the Tenant's property in or interest under this Lease, which shall not have been satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within thirty (30) days thereafter;

d. An involuntary petition in bankruptcy or for reorganization or arrangement under the Federal Bankruptcy Law shall have been filed against Tenant and either an order for relief is entered or such involuntary petition is not withdrawn, dismissed, stayed or discharged within ninety (90) days from the filing thereof;

e. A Receiver or Trustee shall have been appointed for the property of Tenant or Tenant's business or assets and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for sixty (60) days after the entry of such order or decree;

f. Tenant admits in writing its inability to pay its debts as they become due;

g. Tenant shall have failed to perform or observe any other covenant, agreement or condition to be performed or kept by the Tenant under the terms and provisions of this Lease, and such failure shall continue for thirty (30) days after written notice thereof has been given to Tenant by Landlord, unless Tenant shall have commenced corrective action within such thirty (30) days and thereafter diligently completes the same; the foregoing provision shall not require Tenant to occupy the Leased Premises and Tenant shall be entitled to vacate the Leased Premises so long as it otherwise complies with its obligations hereunder, however said time period shall be inclusive of any and all statutory time periods for nonpayment of rent and breach of covenants in this Lease.

23. LANDLORDS REMEDIES UPON DEFAULT.

Upon the occurrence of any Default by Tenant, Landlord, at its option, may have one or more of the following remedies, in addition to all of the rights and remedies provided at law or in equity:

a. Entry by Landlord. Landlord may cure the default for the account of Tenant, and Tenant hereby authorizes Landlord to come upon the Leased Premises for such purposes and while on the Leased Premises to do all things reasonably necessary to accomplish the correction of such Default. If Landlord, at any time, is compelled to pay or elects to pay any sum of money by reason of the occurrence of a Default by Tenant or if Landlord is compelled to incur any expense, including reasonable attorneys' fees and attorneys' costs, property management fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any Default of Tenant hereunder, the sum or sums so paid by Landlord with all interest costs and damages, including any loss of rent, shall be deemed to be additional rent hereunder and such action by Landlord shall not be deemed a waiver by Landlord of Tenant's default or any other remedy available to Landlord.

b. Performance by Landlord. Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any Default or obligations of Tenant, make any such payment or perform any such obligation on Tenant's part to be performed. All sums so paid by Landlord and all costs incurred by lessor, including reasonable attorneys' fees and costs, shall be payable to Landlord on demand together with interest thereon at the Default Rate, and Tenant covenants to pay all such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of Tenant's non-payment thereof as in the case of default by Tenant in the payment of rent.

c. Repossession; Damages. Landlord may without further notice repossess the Leased Premises and at any time thereafter may terminate this Lease by written notice to Tenant. In such event, Landlord shall be entitled to recover (in lieu of paying any further deficiency amounts under Section 23(d) below) a sum of money equal to the total of (i) the cost of recovering the Leased Premises; (ii) the unpaid rent earned at the time of termination, plus interest thereon; (iii) late charges on unpaid rent and accrued interest thereon; (iv) reasonable costs of reletting and refurbishing the Leased Premises including, without limitation, leasing commissions paid, tenant improvement costs, rent concessions and repairs to the Leased Premises; and (v) any other sum of money and damages reasonably necessary to compensate Landlord for the detriment caused by Tenant's Default.

d. Termination of Right of Possession. Landlord may immediately terminate Tenant's right of possession of the Leased Premises by written notice to Tenant, with or without terminating this Lease, and without notice or demand enter upon the Leased Premises or any part thereof and take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Leased Premises and change the locks. In the event that Landlord terminates Tenant's right to possession without terminating this Lease, Landlord may engage a commercial real estate broker to relet the Leased Premises or any part thereof for such terms and such rents as Landlord may reasonably elect. In the event Landlord shall elect to so relet, the rent received by Landlord from such reletting shall be applied first to the payment of any sums owing from Tenant to Landlord hereunder other than rent due hereunder from Tenant to Landlord, second to the payment of any reasonable cost of such reletting, including, without limitation, refurbishing costs and leasing commissions, and third, to the payment of rent due and unpaid hereunder, and Tenant shall satisfy and pay any deficiency upon demand therefor from time to time. Any such entry into the possession of the Leased Premises by Landlord under this Section 23 shall be without liability or responsibility for damages to Tenant and shall not be in lieu of or in substitution for any other rights of Landlord hereunder at law or in equity. Tenant further agrees that Landlord may file suit to recover any sums due Landlord under the terms of this Section 23 and that no recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Reletting of the Leased Premises shall not be construed as an election on the part of Landlord to terminate this Lease and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and recover liquidated damages as of the date of termination as set forth in Section 23(c) hereof.

e. Suit for Specific Performance or Damages. Landlord may bring suit against Tenant for the specific performance of this Lease by Tenant or for damages directly or indirectly arising out of Tenant's breach of any term or covenant of this Lease.

f. Remedies Are Cumulative. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and except as provided herein, no one of them, whether or not exercised by Landlord, shall be deemed to be an exclusion of any of the others. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy hereunder or now or hereafter existing in law or in equity or by statute. In the event of termination of Tenant's right to possession, by Landlord after the occurrence of a Default, Tenant waives any and all rights to redeem the Leased Premises either provided by any statute now in effect or hereafter enacted.

Notwithstanding anything herein to the contrary, Landlords monetary damages for lost Base Rent shall not exceed the balance of Base Rent payable through the expiration of the Lease Term.

24. CONDITION OF PREMISES ON TERMINATION.

Upon termination of this Lease for any reason, Tenant covenants and agrees to remove all of its personal property, including fixtures and equipment installed by Tenant upon the Leased Premises which are not permanently attached or which are permanently attached and are the property of the Tenant, and Tenant shall repair any damage caused by the removal thereof, and shall leave the Leased Premises in as good repair and clean condition as at the commencement of this Lease, normal and reasonable wear and tear and usage excepted. Tenant shall, at Landlord's election, either (i) remove at Tenant's sole expense, any title encumbrances relating to the Leased Premises caused by Tenant's interest in the Lease; or (ii) provide Landlord with a bond for the total amount of said title encumbrance.

All fixtures (other than trade fixtures and equipment not for the operation of the Building), improvements, alterations and equipment for the operation of the Building now or hereafter permanently attached to the Leased Premises, including without limitation all plumbing, electrical, and HVAC equipment and all doors, ceiling tiles and lighting fixtures, shall be and remain Landlord's property and shall not be removed from the Leased Premises without Landlord's prior written consent. All movable fixtures and equipment are and shall remain Tenant's property, and Landlord agrees to sign any and all waivers reasonably required by Tenant in order to complete any fixture financing arrangements relative to said movable fixtures and equipment. Landlord shall have no interest in any movable fixtures and equipment owned by Tenant, or installed in or upon the Leased Premises solely at the cost and expense of Tenant. In the event said property is thereafter removed from the Leased Premises by Tenant, or any party holding a lien on, a security interest in, or a reversionary interest in the property, or by any agent or representative thereof or any purchaser thereof, pursuant to the exercise or enforcement of any rights incident to the interests created, Tenant or the party holding such interest shall repair any damage necessitated by the removal of such property as may be necessary to restore the Leased Premises to good condition and repair, excepting only reasonable wear and tear, without any cost or expense to Landlord.

25. SUCCESSORS AND ASSIGNS.

Subject to Section 18, the obligations and responsibilities of the parties to this Lease shall be binding upon, and the rights and benefits shall inure to the successors and assigns of the parties hereto; but the liabilities of any successor to the interest of the Landlord hereunder shall be limited to the performance of those obligations which arise and accrue during the period of ownership of the Leased Premises by any such successor. In the event that Landlord sells, assigns or transfers the Leased Premises, and the buyer/transferee assumes in writing all obligations of Landlord under this Lease, then from and after the effective date of such sale, assignment or transfer, Landlord shall have no further liability under this Lease.

26. NOTICES.

Unless otherwise specifically provided herein, all notices and demands hereunder shall be in writing, and shall (1) be given by registered or certified mail, return receipt requested and shall be deemed given if deposited in the United States mail, with sufficient postage prepaid thereon to carry it to the addressed destination or (2) shall be delivered by facsimile transmission (with hard copy sent no later than 24 hours following transmission by United States mail, postage prepaid) or (3) shall be delivered by overnight delivery service to Landlord or Tenant at the following addresses:

If to Landlord: Jon M. Malinski
                8535 230th Street East
                Lakeville, Minnesota 55044
                Facsimile:
                Telephone No.:

With a copy to: R. Glenn Nord
                Nord, Macklin & Meinerts, P.A.
                P.O. Box 427
                Lakeville, Minnesota 55044
                Facsimile: (612) 469-4940
                Telephone No.: (612) 469-4948

If to Tenant:   DecisionOne
                Attention: Corporate Real Estate
                50 E. Swedesford Road
                Frazier, PA 19355
                Facsimile: (610) 296-6142
                Telephone No.: (610) 296-6191

With a copy to: DecisionOne
                Facility Manager
                6636 Cedar Avenue South
                Richfield, MN 55423
                Facsimile:
                Telephone No.:

Landlord and Tenant may designate an additional or other address upon giving notice to the other party pursuant to this Section. Notice given in any other manner than as stated herein, shall be deemed effective only upon receipt by the party to whom such notice is given.

27. NO ORAL AGREEMENTS.

It is expressly agreed between Landlord and Tenant that there is no verbal understanding or agreement which in any way changes the terms, covenants and conditions herein set forth, and that no modification of this Lease and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by the authorized officers of the necessary parties or party.

Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Premises are merged into this Lease.

28. NO WAIVER.

The failure of Landlord or Tenant to insist, in one or more instances, upon the strict performance by Tenant or Landlord of any of the provisions of this Lease shall not be construed as a waiver of any right or remedy available for any future breach of such provisions. Receipt by Landlord of rent with knowledge of the breach of any provisions hereof shall not be deemed a waiver of any right or remedy available for such breach.

29. WARRANTIES OF TENANT; ESTOPPEL CERTIFICATE.

Tenant warrants to and for the benefit of any mortgagee of the Leased Premises that as of the date of execution of this Lease it neither has nor claims any defense to this Lease nor any offset against the rentals payable or other obligations required of Tenant hereunder, and Tenant warrants that it has not paid any rental in advance for a period of more than one (1) month and covenants that it will not, without such mortgagee's written consent, at any time during the term hereof prepay any rental for a period longer than one month.

Tenant shall at any time and from time to time upon not less than ten (10) business days prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Lease has not been collaterally assigned, the dates to which the Base Rent and any other charges have been paid in advance, if any, confirming the Term and extension terms of the Lease, stating that the Tenant has accepted the Leased Premises in their then current condition and is in possession of the Leased Premises, stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, stating that the Tenant has no right of set-off against past or future rents due under the Lease, that no rent has been prepaid for more than one (1) month in advance, and containing any other information and certifications which reasonably may be requested by Landlord or the holder of any Underlying Mortgage. Any such statement delivered pursuant to this Section 29 may be relied upon by a prospective purchaser of the fee of the Leased Premises or any mortgagee, ground lessor or other like encumbrancer thereof, or any assignee of any such encumbrancer upon the Leased Premises.

30. CARDING.

Landlord may place signs at the Leased Premises stating "Building For Rent" or "Building For Sale", or the equivalency of the same. Landlord may enter the premises during business hours and upon reasonable notice to show the same to prospective purchasers, tenants and mortgagees and to inspect or make repairs.


31. LANDLORD AND TENANT.

This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

32. TIME OF ESSENCE.

Time is of the essence of this Lease.

33. DEFINITION.

"Landlord" as used in this Lease shall include the original Landlord hereunder, its successors and assigns. "Tenant" shall include the original Tenant hereunder, its successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignee or sublessee, as to premises covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may be appropriate for the particular parties.

34. MORTGAGE.

Landlord shall have the right to place trust deeds or mortgages against the Lease Premises as security for a loan obtained or to be obtained by Landlord. Tenant agrees to execute such documents as may be reasonably required by the lending agency making any such existing or subsequent loans, including attornment agreements, subordination agreements and estoppel certificates, if requested; provided that if a mortgage or trust deed is to be placed on the Leased Premises, the Landlord and lender shall execute a subordination and non-disturbance agreement in a form consistent with the terms of this Lease and reasonably acceptable to Tenant.

If Landlord's interest in the Leased Premises is sold or conveyed upon the exercise of any remedy provided for in any Underlying Mortgages, or otherwise by operation of law, then, so long as Tenant is not in default hereunder: (a) this Lease (and any amendments, modifications and extensions thereof) will not be affected in any way, and Tenant will attorn and recognize the new owner as Tenant's landlord under this Lease and Tenant will confirm such attornment in writing within ten (10) days after request; and (b) the new owner shall not be
(i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, or (ii) subject to any defense or offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance, (iii) liable to Tenant for any rent paid more than one (1) month in advance; or (iv) bound by any amendment or modification of this Lease made without the lender's request.

This Lease is subject and subordinate to all mortgages, trust deeds, ground Leases or other encumbrances which may now or hereafter may affect the Leased Premises (the "Underlying Mortgages") and to all renewals, modifications, consolidations, replacements and extensions of any such Underlying Mortgages provided that the holder of such Underlying Mortgage and Tenant shall execute a subordination and non-disturbance agreement in a form consistent with the terms of this Lease and reasonably acceptable to Tenant prior to the date such Underlying Mortgage is recorded as a lien against the Leased Premises.

35. ZONING.

Tenant shall at Landlord's request, furnish Landlord and Landlord's Lender, if any, a certificate from the appropriate governmental authority addressed to Landlord and Landlord's Lender, if any, stating that the premises are zoned to enable Tenant's use as stated herein and that such use does not violate any applicable ordinance, permit, zoning or building code. Prior to any change in use of the Leased Premises, Tenant shall furnish Landlord and Landlord's Lender, if any, a similar certificate stating that the proposed use of the Leased Premises is permitted under all applicable zoning or building codes or permits. Landlord cannot guarantee future zoning or changes in permitted uses, and Tenant assumes the risk thereof.

36. LANDLORD'S CONSENT.

In all matters referred to in this Lease, where Landlord's consent or approval is required, Landlord agrees that Landlord will not unreasonably withhold Landlord's consent or approval, except where this Lease indicates that Landlord may act in its discretion.

37. LEGAL EXPENSE.

If Landlord retains the services of attorneys and successfully recovers possession of the Leased Premises, or successfully recovers any sum due but not paid after proper notice has been given by Landlord prior to any suit being filed, then all such costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord shall be paid by Tenant. If any action, arbitration or proceeding (including any appeal thereof) is brought by Landlord or Tenant (whether or not such action is prosecuted to judgment) to enforce its respective rights under this Lease or to enforce a judgment ("Action"), (i) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees and costs; and (ii) as a separate right, severable from any other rights set forth in this Lease, the prevailing party therein shall be entitled to recover its reasonable attorneys' fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover such post-judgment attorneys' fees and costs shall be included in any such judgment. The right to recover post-judgment attorneys' fees and costs shall (i) not be deemed waived if not included in any judgment; (ii) survive the final judgment in any Action; and (iii) not be deemed merged into such judgment. The rights and obligations of the parties under this Section 37 shall survive the termination of this Lease.

38. TITLE OF LANDLORD.

Landlord expressly covenants and agrees that as of the Commencement Date of the Term of this Lease, it will be the owner of the fee simple title to the Land and Building and other improvements as set forth on the attached Exhibit "D" and to the Underlying Mortgages and documents related thereto, if any, and subject to any liens, encumbrances or restrictions arising from or existing during Landlord's prior ownership of the Leased Premises. Landlord further covenants that Tenant, on paying the monthly rental and observing and performing all other terms and conditions contained in this Lease, shall have quiet and peaceful possession of the Leased Premises for the full Term, or extensions thereof subject to the provisions of this Lease.

39. LIMITATIONS ON LANDLORD'S LIABILITY.

It is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of Landlord's right, title and interest in the Leased Premises, and no other real, personal or mixed property of Landlord (or any of the officers, directors, stockholders or partners, as applicable, which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment.

40. OPTION TO EXTEND LEASE.

Tenant shall have the option, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) periods of five (5) years each on the following terms and conditions and subject to the limitations hereinafter set forth, each of such five (5) year renewal periods being sometimes referred to herein as the "Renewal Term", provided:

a. That at the time hereinafter set forth for the exercise of the renewal option, and at the time the Renewal Term commences, this Lease shall be in full force and effect and Tenant shall not be in default in the performance of any of the terms, covenants and conditions contained in this Lease, but Landlord shall have the right at its sole discretion to waive the non-default conditions herein; and

b. That each such Renewal Term shall be on the same terms, covenants and conditions as provided in this Lease; provided, however, the annual Base Rent for each such Renewal Term shall be the greater of: (1) the Base Rent provided for in Section 3 during the original term; or (2) the Market Rent for the Leased Premises on the date such Renewal Term shall commence as determined in accordance with the Market Rent provisions below; and

c. That Tenant shall exercise its right to extend the term of this Lease for the aforesaid Renewal Term by notifying Landlord, in writing, of its election to exercise the right to renew and extend the term of this Lease no later than twelve (12) months prior to the date upon which the original term is to expire. Prior to commencement of the Renewal Term, Landlord and Tenant agree to execute an amendment to the Lease incorporating the amended terms referred to in this
Section 40.

d. Market Rent Definition. "Market Rent" means the annual rent amount per square foot (equivalent to Base Rent under this Lease) which a landlord would receive by then renting the specific space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease for a term equal to the term in question, taking into account the possible uses of the space, the quality, size, parking benefits, design and location of the space, and rent for comparable space in comparable buildings located in the southwestern Minneapolis suburban area, and assuming a lease containing the same terms and provisions as those contained in this Lease.

e. Determination of Market Rent. Whenever Base Rent under this Lease is based on the Market Rent, Landlord shall initially determine the Market Rent and shall thereupon give Tenant notice of such determination and of the amount of Base Rent for the Renewal Term.

f. Disagreement on Market Rent.

   (1) If Tenant does not agree with Landlord's determination of Market Rent, Tenant shall nevertheless pay Base Rent at the rate set out in the notice given by Landlord pursuant to this Section and shall give notice to Landlord of such disagreement within ten (10) days after Landlord gives such notice to Tenant. If Tenant fails to give such notice of disagreement for any reason, then Tenant shall be bound by Landlord's determination of Market Rent (and ensuing Base Rent hereunder).

   (2) If Tenant gives Landlord notice of disagreement within the time permitted, each party shall choose a person with at least five (5) years experience as a commercial real estate appraiser in the Minneapolis/St. Paul Metropolitan Area who shall be a member in good standing of the American Institute of Real Estate Appraisers (or successor organization or if no such organization exists, then persons of similar professional qualifications), with designation M.A.I., and give notice of the name and address of such person to the other within thirty (30) days of notice of disagreement from Tenant.

Those two persons shall within fifteen (15) days select a third person who is experienced in the determination of commercial rental rates for office space in the Minneapolis/St. Paul Metropolitan Area and the three persons (the "Experts") shall make a determination of Market Rent as expeditiously as possible thereafter and in any event within thirty (30) days after the selection of the third Expert. The determination of the Experts shall be made as follows:

  (a) Each Expert will independently determine the Market Rent and then all will meet and simultaneously disclose to the others their respective determinations. In determining the Market Rent, all Experts shall be free to consider all elements affecting the Lease transaction.

  (b) If neither the highest nor the lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Rent shall be the average of all three determinations.

  (c) If subparagraph (b) does not apply, the Market Rent shall be the average of the two determinations closest by dollar amount.

  (d) The Experts shall promptly notify Landlord and Tenant of each of their separate determinations and the resulting Market Rent. Except as otherwise provided in this Lease, the said appraisal shall be conducted in accordance with the rules then in existence of the American Arbitration Association, and judgment upon any appraisal decision rendered may be entered by any Court having jurisdiction thereof. The determination of Market Rent pursuant to this procedure shall be final, binding and conclusive upon Landlord and Tenant.

(3) From and after the determination of Market Rent based on this Section 40, Tenant shall pay Base Rent at the rate applicable under this Section 40 and within thirty (30) days after Landlord and Tenant receive notice of such determination of Market Rent, Tenant shall pay to Landlord the amount of any underpayment, or Landlord shall refund to Tenant the amount of any over payment (or credit the same to the next Base Rent payment due, at Landlord's option), as the case may be, of Base Rent theretofore made.

(4) Each party will pay any and all fees and expenses incurred in connection with such party's Expert and the fees and expenses for the third Expert will be borne equally by the parties.

41. GOVERNING LAW.

This Lease shall be performed, construed and enforced in accordance with the laws of the State of Minnesota.

42. HEADINGS.

The headings used in this Lease are for convenience only and shall not have any bearing or meaning with respect to the content or context of this instrument.

43. HOLDING OVER.

Tenant shall have no right to retain possession of the Leased Premises beyond the expiration or earlier termination of the Lease.

If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further Term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as Base Rent during any holding over period, an amount equal to one hundred twenty five percent (125%) of the Base Rent payable immediately preceding the expiration of the Term. Nothing in this Section 43 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Leased Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

44. MEMORANDUM OF LEASE.

Either party may, at its sole cost, prepare and record a Memorandum of Lease at the location where the deed of title to the Leased Premises is of record. The other party shall join in executing such Memorandum on request.

45. AUTHORITY TO SIGN LEASE.

If Tenant is a corporation, then the persons executing this Lease on behalf of Tenant represent and warrant to Landlord that they are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with a duly adopted resolution of the Board of Directors of Tenant. Landlord warrants to Tenant that the person or persons executing this Lease on behalf of Landlord are duly authorized to execute and deliver this Lease on Landlord's behalf.

46. INVALIDITY.

If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

47. SECURITY.

Tenant hereby assumes responsibility for and shall take all reasonable security measures for the Leased Premises.

48. INTERPRETATION.

This Lease has been fully negotiated and both parties have participated in the drafting of the same. No presumption shall be made for or against either party as a consequence of the drafting of the same. No provision shall be construed for or against either Tenant or Landlord, and this Lease shall be interpreted in accordance with its general tenor in an effort to reach an equitable result.

49. ASSIGNMENT.

Except as permitted by Section 18 hereof, Tenant shall not assign, collaterally or otherwise, nor pledge, encumber or mortgage its interest in this Lease or in the Leased Premises without Landlord's Lenders and Landlord's prior written consent.

50. TENANT IMPROVEMENTS: PLANS; TENANT IMPROVEMENT ALLOWANCE; POSSIBLE LOAN.

a. Plans. Detailed architectural plans for permanent improvements to the Leased Premises (hereinafter called the "Plans") shall be submitted by Tenant to Landlord by January 31, 1998. The improvements to be constructed in accordance with the same shall not be proceeded with until Landlord approves said Plans in writing, said approval to not be unreasonably withheld provided that the same are professionally prepared and certified by a licensed architect or engineer qualified to prepare the same and are in keeping and in harmony with the overall design, style, decor, architecture, building materials and structure of the existing improvements, and, provided further, that the same do not diminish the presently existing value of the Leased Premises.

b. Tenant Improvement Allowance. The parties acknowledge that the Plans are to modify the Leased Premises to accommodate Tenant's intended use. Tenant shall be responsible for constructing the improvements as shown on the Plans (hereinafter called "Tenants Improvements") for and on behalf of Tenant. Landlord and Tenant have agreed that the cost of such Tenant's Improvements shall be paid by Tenant, although Landlord shall provide Tenant an allowance of up to, but in no event exceeding, Seven Hundred Seventy-Three Thousand Seven Hundred Sixty and No/100 Dollars ($773,760.00) (hereinafter referred to as the "T.I. Allowance") to be applied towards the cost of such Tenant's Improvements. Said amount was based upon $12.00 per square foot for 64,480 square feet of office space. The T.I. Allowance shall be used only for the payment of actual out of pocket costs paid to third parties for the following: (1) the cost of preparing the Plans; (2) material and labor costs for the buildout of the improvements to be made (including the parking ramp maintenance repairs referred to in the following paragraph); (3) the cost of installing voice and data cabling; (4) the cost of supervising, overseeing or managing the improvement work; and (5) moving costs of Tenant to the Leased Premises. No portion of the T.I. Allowance shall in any manner be payable to Tenant.

Tenant agrees to pay from said T.I. Allowance that amount needed to make reasonable parking ramp maintenance repairs including caulking, concrete work, and asphalt work as previously pointed out by Landlord.

c. Additional Advance. If requested, Landlord will advance Tenant up to One Million Three Hundred Thousand and 00/100 ($1,300,000.00) Dollars (the amount actually advanced to be known as the "Additional Advance") to be used solely for completion of Tenant Improvements. (Collectively, the T.I. Allowance and the Additional Advance shall be referred to as the "T.I. Advances".)

   (1) Tenant shall be allowed to draw against the T.I. Advances during the period commencing after the tenant improvements have been approved by Landlord through July 31, 1998 provided that Tenant is in compliance with the other provisions of this Lease. The Additional Advance draws (but not the T.I. Allowance draws) shall bear interest computed at twelve (12%) percent per annum from and after the date of the respective draw in question. The total Additional Advance draws and interest as aforesaid shall be computed as of August 1, 1998 and shall be reimbursed to Landlord as set forth at subparagraph (2) below.

   (2) On or before August 1, 1998, Landlord and Tenant shall execute a Lease Amendment to this Lease which shall provide for the repaying of the total Additional Advance (including both principal draws and interest as of August 1, 1998) in the following manner: Base Rent for the Leased Premises under
   Section 3 shall be increased by that amount needed to reimburse in equal monthly installments said total Additional Advance amount together with interest on the same computed at twelve (12%) percent per annum amortized over a thirty-six (36) month period, such increased Base Rent to become payable as of September 1, 1998 and to continue on the first day of each month thereafter until and through August 1, 2001, said interest to commence as of August 1, 1998.

   (3) Tenant shall have the right to prepay fully or partially the total Additional Advances at any time without penalty. Any partial prepayment shall be applied first to the payment of any amount of Additional Advance then due under paragraph c (2), including unpaid accrued interest, secondly to any other payment or sum then owing by Tenant to Landlord in accordance with the other provisions of this Lease, and thirdly to the principal payments of paragraph c(2) in the inverse order of their maturity. Partial prepayments shall not postpone the due date of the payments to be paid pursuant to paragraph c(2) or change the amount of such payments.

   (4) All payments made under paragraphs c(2) or c(b) shall be considered as "payments" and shall be first applied towards accrued interest and thereafter towards the reduction of principal.

Landlord shall not be obligated under any circumstances to advance any portion of the One Million Three Hundred Thousand and 00/100 ($1,300,000.00) Dollars referred to in this paragraph c (i.e. the Additional Advance) unless and until Tenant shall first have provided to Landlord a stand-by Letter of Credit from Nations Bank, or such other banking facility approved by Landlord, in the amount of One Million Three Hundred Thousand and 00/100 ($1,300,000.00) Dollars in a form and embodying terms approved by Landlord.

d. Tenant Draws Against the T.I. Advances. Any costs of the Tenant Improvements which exceed the T.I. Advances shall be paid by Tenant immediately as they become owing. Any (1) improvements to the Premises, other than as shown on the Plans, and (2) the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulations. Tenant shall solely be responsible for having the Tenant Improvements completed by the Commencement Date of this Lease (i.e., June 1, 1998). Non-completion of such improvements for any reason whatsoever shall not constitute grounds for extending said Commencement Date.

Landlord shall not be required to advance any portion of the T.I. Advances until Landlord confirms in writing that Tenant has reasonably satisfied Landlord that Tenant will make permanent improvements to the Leased Premises that have a fair market value of at least Eight Hundred Thousand and No/100 Dollars ($800,000.00). The valuation of such permanent improvements shall consist of labor and material costs attributable to the installation of walls, lighting, carpeting and other floor coverings, wallpapering, painting, millwork, electrical lines and systems, heating runs and systems, air conditioning runs and units, ventilating runs and systems, and ceiling materials. Such permanent improvements shall specifically not include costs attributable to the preparation of the Plans, costs for supervising, overseeing or managing any portion of the work, costs for demolition of presently existing improvements and/or removal of the same, costs for installing voice and data or other cabling, or any moving costs of Tenant.

Tenant shall keep full and complete records in organized business format of all specifications, blueprints, plans, bids, contracts, payments requested, payments made, mechanic's lien waivers, change orders, correspondence, and other documentation pertaining in any way to the Tenant Improvements to be made including, but not limited to, all such documentation involving any and all project architects, managing agents, supervisors, contractors, suppliers, subcontractors, and all other parties having any involvement with the improvements to be made and shall make the same available to Landlord at all reasonable times. Landlord shall be entitled to copy the same.

Any changes in the project Plans shall require the written approval of Landlord, which such approval shall not be unreasonably withheld.

Tenant shall be entitled to obtain draws from the T.I. Advances under the following rules and procedures:

   (1) Any request for a draw shall be based upon a written request from the project architect or other project supervisor (hereinafter "Project Architect") designated by Tenant and reasonably approved by Landlord at the beginning of the project;

   (2) The request shall specify (a) the name of the party to be paid, (b) the specific work or materials performed or furnished, (c) the dollar amount to be paid (exclusive of a ten percent [10%] retainage to be withheld until project finalization as set forth below), (d) a certification from the Project Architect that the work or materials furnished and the amount to be paid for the same are in compliance with all project plans, specifications and contracts, and (e) the amount to be paid by Tenant, if any, as referred to at paragraph 3 below;

   (3) In the event the total cost of all the Tenant Improvements to be made exceeds the T.I. Advances, then Tenant shall pay such excesses directly and immediately as the same become due. Further, Tenant shall hold Landlord harmless and shall indemnify Landlord from the payment of such excesses, including attorneys' fees or other costs in defending against the same;

   (4) A receipt and waiver of mechanic's lien rights to the extent of the payment made shall be obtained from each party to which payment is made simultaneous with the making of the subject payment;

   (5) Landlord shall advance Landlord's portion of the requested draw amount within fifteen (15) days of receipt of the certification referred to at paragraph (2) above;

   (6) Landlord's final payment shall consist of the aforementioned ten percent (10%) retainage amounts and shall be due and payable only upon certification from the Project Architect that upon payment of the same, together with Tenant's corresponding payment as referred to at paragraph (3) above, if any, that payment in full for the entire project will be able to be made and that all work and materials furnished are in complete accord with all project plans, specifications and contractual documentation.

During the time period that Tenant installs the Tenant Improvements, and thereafter, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment, installed or left on the Leased Premises, such risk to be solely on Tenant. By occupying the Leased Premises to perform the Tenant Improvement work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Leased Premises are in the condition required to be put in by Landlord by this Lease Agreement with the exception of those items to be corrected by Landlord as set forth at paragraph A of the attached Exhibit "B" (i.e. the "Landlord's Responsible Punchlist").

51. SIGNAGE.

Subject to Landlord's and the City of Richfield's approval, Tenant shall have the right to install Tenant's corporate identification on the Building and directional signage on the premises. The size, location and method of installation shall be subject to Landlord's approval, which such approval shall not be unreasonably withheld or delayed. Tenant shall pay the cost to install and remove such identification and directional signage, as well as repair any damage to the Building resulting from the installation or removal of the same.

52. ACCESS.

Tenant's employees shall have access to the Leased Premises 24-hours per day, seven days a week.

53. SATELLITE DISH.

Tenant shall have the right to install a satellite dish on the Leased Premises provided that the same is in compliance with all building code requirements. The cost of the installation and removal of said satellite dish shall be the sole responsibility of Tenant. Upon the removal of said satellite dish on or prior to the termination of this Lease, Tenant shall be responsible for repairing any damage to the Leased Premises resulting from such installation or removal process.

54. JANITORIAL SERVICES.

Tenant shall be responsible for the furnishing and the payment of all janitorial services to the Leased Premises.

55. BROKERAGE FEES.

Landlord has agreed to pay the following respective fees on the following respective dates to the following respective parties for the brokering of this transaction:

To Atlantic American Properties: The total sum of $72,032.00 to be paid one-half
                                 (1/2) upon the Commencement Date of this Lease and one-half (1/2) on December 31, 1998.

To Equis:                        The total sum of $96,720.00 to be paid one-half
                                 (1/2) upon the Commencement Date of this Lease and one-half (1/2) on December 31, 1998.

To Landmark Partners:            The total sum of $88,152.00 to be paid one-half
                                 (1/2) upon the Commencement Date of this Lease and one-half (1/2) on December 31, 1998.

To American Commercial:          The total sum of $16,120.00 to be paid upon the
                                 execution of this Lease by both Landlord and Tenant.

There shall be no interest owing or assessed against any of said fees.

Both Tenant and Landlord represent and warrant to the other that there are no other claims for brokerage fees or finders fees in connection with the entering into of this Lease Agreement, and each agrees to indemnify the other against, and to hold harmless the other from, all liabilities arising from any such claim, including without limitation, the cost of attorney's fees in connection therewith.

56. SECURITY DEPOSIT.

Tenant shall pay to Landlord upon execution of this Lease two (2) security deposits, each in the amount of $67,818.00. Both such deposits shall be held by Landlord and may be intermingled with Landlord's other funds. Landlord shall owe no interest on either of said deposits, and, Tenant herein waives any right to claim and/or request the same. Landlord may utilize such deposits to apply against any default, breach, or non-performance of Tenant of any obligations of Tenant as set forth in this Lease.

Provided that such deposits have not been used by Landlord and applied towards any such default, breach or non-performance, then and in such event, one of said deposits shall be applied towards the Base Rent owing by Tenant to Landlord in month forty-nine (49) of this Lease, and, similarly, the second of such deposits shall be applied towards said Base Rent owing in month sixty-one (61) of this Lease.

57. CONVERSION OF WAREHOUSE.

Tenant shall not make any improvements to the presently existing approximately 18,880 square feet of warehouse space without the prior written consent of Landlord. This clause shall control above all others in this agreement.

58. EXECUTION.

This Lease may be signed in counterpart and via facsimile signature.


        IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as of the day and year first written above.

LANDLORD                                        TENANT

----------------------                          DecisionOne
        Jon M. Malinski
                                                By:_______________________
                                                Its:______________________
----------------------
        Arlene Malinski

STATE OF MINNESOTA      )
                        )ss.
COUNTY OF               )

        The foregoing document was acknowledged before me this ____ day of _____________, 1997 by Jon M. Malinski and Arlene Malinski, husband and wife.



                                                ---------------------------
                                                        Notary Public

STATE OF PENNSYLVANIA   )
                        )ss.
COUNTY OF               )

        The foregoing document was acknowledged before me this ____ day of ___________________, 1997 by _____________________ the ____________________ of
DecisionOne, a corporation under the laws of the State of Delaware on behalf of the corporation.


                                                ---------------------------
                                                        Notary Public

This Document was drafted by:
        Nord, Macklin & Meinerts, P.A.
        R. Glenn Nord, Esq.
        20690 Holyoke Avenue
        P.O. Box 427
        Lakeville, Minnesota  55044

                                   EXHIBIT "A"

                      LEGAL DESCRIPTION OF LEASED PREMISES


Lots 1 through 10, inclusive, Block 1, Wexlers Addition, Hennepin County, Minnesota, together with the following described portions of East 67th Street and Cedar Avenue South right-of-way, all located in the Northeast Quarter of the Southeast Quarter, Section 26, Township 28 North, Range 24 West, County of Hennepin, State of Minnesota:

         That part of Cedar Avenue South described as follows:

                  Beginning at the Southeast corner of Lot 5, Block 1, Wexler's Addition; thence Easterly on the extension of the South line of said Lot 5 to a point 33 feet West of the East line of
                  Section 26, Township 28 North, Range 24 West, which point is referred to herein as "Point A"; thence North on a line parallel with and 33 feet West of said East line of said
                  Section 26 to the intersection with the Easterly extension of the North line of Lot 1, Block 1, Wexler's Addition, which line is referred to herein as "Line X"; thence West along said extension of the North line of said Lot 1 to the Northeast corner of Lot 1; thence South along the East line of Lots 1 through 5 of Block 1, Wexler's Addition to the point of beginning, and there terminating; AND

         All that part of Cedar Avenue South lying Westerly and Northerly of the following described lines:

                  Beginning at "Point A" described above; thence Southerly on the extension of "Line X" described above to the intersection with the Easterly extension of the North line of Lot 1, Block 4, Wexler's Addition; thence West along said extension of the North line of said Lot 1 to the Northeast corner of said Lot 1, and there terminating; AND

         That part of East 67th Street lying between the Southerly prolongation of the Easterly line of 18th Avenue South and the Southerly prolongation of the Westerly line of Cedar Avenue South.


         Abstract Property.

                                   EXHIBIT "B"

                         LANDLORD RESPONSIBLE PUNCHLIST


A. The following items shall be remedied by Landlord at Landlord's expense. Landlord shall provide Tenant with written confirmation of completion of the same:

         SIDEWALK AREAS:
         o Repair west side handicap curb ramp.
         o Repair chipping and caulk where sidewalk meets bottom of stairs (East side entry stairs).
         o Repair chipping where railing connects to concrete landing (North side stairs).

         BUILDING EXTERIOR:
         o Caulk joint above loading dock. Install new weather stripping at overhead doors to parking ramp (South side).
         o Repair wall area above man door adjacent to lower level parking ramp overhead door at south side of building.
         o Repair loose support bracket of handrail at south side of southwest corner of parking ramp.

         INTERIOR:
         o Replace basement level handrail at ramp. It has multiple broken supports and extensive damage. New handrail should be code compliant.

         PLUMBING:
         o Install a reduced pressure backflow preventer on the boiler fill line (due to use of glycol in the heating/cooling system water).

         MECHANICAL:
         o Replace one boiler module.
         o Clean heat pumps and remove ductwork serving the first floor south side production area. Replace ceiling tiles covered with toner and cyclone fan in this area.

B. Landlord shall have no responsibility to remedy the following items. Tenant shall accept the same in their "as is" condition:

         BUILDING EXTERIOR:
         o Repair/replace east side handrail (spacing between handrails is ll feet 0 inches which exceeds the code maximum of 7 feet 4 inches and height is 32 inches which is lower than the code required height of 34 inches to 38 inches). If railing is repaired it should then be painted; if new, handrail should be code compliant.


C. The responsibility for the repair of the following items is in dispute. Landlord shall have no obligation to repair or replace the same without first giving its written confirmation of the same:

         PARKING LOT:
         o Restripe all handicap stalls to show two (2) 8 feet 0 inches wide space with a 5 feet 0 inches wide access aisle between.
         o Patch pavement at south side loading dock near trench drain outside drive-in overhead door.
         o Restripe upper level; fading.

         BUILDING EXTERIOR:
         o Repair/replace bent railing at east side of building adjacent to parallel parking area.

         ELECTRICAL:
         o Test and replace, if necessary, the first floor transformer; extreme vibrating and humming were identified as serious problems.

         INTERIOR:
         o Repair or replace all windowsills where plastic laminate is delaminating. Landlord's liability for such expense shall in no event exceed $2,500.00. Any expenses in excess of $2,500.00 shall be paid by Tenant. Landlord and Tenant agree to use their best efforts to attempt to match the existing color of such windowsills.

         MECHANICAL:
         o Install balancing valves on the water supply to each heat pump and balance the system.